Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Lime Energy Co.
Elk Grove Village, Illinois
     We hereby consent to the use in the Registration Statement (Form S-4) of our report dated August 14, 2008, relating to the consolidated financial statements of Applied Energy Management, Inc. and Subsidiaries for the years ended December 31, 2007 and 2006 appearing in the Form 8-K/A filed by Lime Energy Co. on August 22, 2008.
     We also consent to the reference to us under the caption “Experts” in the Registration Statement.

/s/ BDO Seidman, LLP
Chicago, Illinois	BDO Seidman, LLP
January 23, 2009